Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A (Jurisdiction of incorporation or organization if not a U.S. national bank)	20-1177241 (I.R.S. Employer Identification No.)

90 Christiana Road New Castle, Delaware (Address of principal executive offices)	19702 (Zip Code)

Warren L. Tischler, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

FBR Securitization, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2028732 (I.R.S. Employer Identification No.)

1001 Nineteenth Street North Arlington, VA (703) 312-9500 (Address of principal executive offices)	22209 (Zip Code)

Asset-Backed Certificates and Notes
(Title of Indenture Securities)

General

Item 1. General Information.

     Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

     Comptroller of the Currency, New York, NY.

     Federal Deposit Insurance Corporation, Washington, D.C.

     Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2. Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit
T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(3)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (December 31, 2004), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-113911 and incorporated herein by reference thereto.

(3)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-122063 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 6th day of May, 2005.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Wendy Zhang

Wendy Zhang Assistant Vice President

Exhibit T1A (vii)

Federal Financial Institutions Examination Council	Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Expires March 31, 2007

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business December 31, 2004	(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,	Joseph R. Simpson, Controller
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

      /s/ Joseph R. Simpson

Signature of Officer Authorized to Sign Report

2/9/05

Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri

Director (Trustee)

/s/ Bernard J. Kennedy

Director (Trustee)

/s/ Martin Glynn

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

(b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	5	7	8	9	0

http://WWW.BANKING.US.HSBC.COM	HSBC Bank USA, NATIONAL ASSOCIATION

Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)

Wilmington

City (TEXT 9130)

DE 19801

State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association	of Buffalo

Name of Bank	City

in the state of New York, at the close of business December 31, 2004

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$2,623,961
b. Interest-bearing balances		2,697,821
Held-to-maturity securities		3,729,507
Available-for-sale securities		14,538,586

Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		610,150
b. Securities purchased under agreements to resell		2,512,775

Loans and lease financing receivables:
Loans and leases held for sale		$1,745,329

Loans and leases net of unearned income	$82,673,367

LESS: Allowance for loan and lease losses	786,894
Loans and lease, net of unearned income, allowance, and reserve		$81,886,473
Trading assets		19,240,333
Premises and fixed assets		590,686
Other real estate owned		13,723
Investments in unconsolidated subsidiaries		264,804
Customers’ liability to this bank on acceptances outstanding		70,011
Intangible assets: Goodwill		2,092,414
Intangible assets: Other intangible assets		349,713
Other assets		5,329,988
Total assets		138,296,274

LIABILITIES

Deposits:
In domestic offices		57,658,096

Non-interest-bearing	7,589,162
Interest-bearing	50,068,934
In foreign offices		23,620,455

Non-interest-bearing	248,346
Interest-bearing	23,372,109
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		2,151,795
b. Securities sold under agreements to repurchase		1,732,827
Trading Liabilities		12,074,962
Other borrowed money		22,171,189
Bank’s liability on acceptances		70,011
Subordinated notes and debentures		3,529,099
Other liabilities		3,914,475

Total liabilities		126,922,909

Minority Interests in consolidated Subsidiaries		805
EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common Stock		2,000
Surplus		9,526,669
Retained earnings		1,838,639
Accumulated other comprehensive income		5,252
Other equity capital components		0
Total equity capital		11,372,560
Total liabilities, minority interests and equity capital		138,296,274